Exhibit 1

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC Project Boots OPPORTUNITY OVERVIEW

©2024 Boots Capital Management, LLC PROJECT BOOTS 2 Disclaimer This communication is being furnished to you by Boots Capital Management, LLC (together with its affiliates, “ Boots ”) on a confidential basis and may not be reproduced or used for any other purpose. Your acceptance of this communication from Boots constitutes your agreement to ( i ) keep confidential all the information contained in this communication, as well as any information derived by you from the information contained in this communication (collectively, the “Confidential Information”) and not disclose any such Confidential Information to any other person, (ii) not to use the Confidential Information for purposes of trading a ny security, (iii) not copy this communication without the prior written consent of Boots and (iv) promptly return this communication and any copies hereof to Boots , or destroy any electronic copies hereof, in each case subject to any material confidentiality requirements. This communication is for discussion and informational purposes only. The views expressed herein represent th e opinions of Boots as of the date hereof. Boots reserves the right to change or modify any of its opinions expressed herein at any time and for any reason and expressly disclaims any obligation to correct, update or revise the information contained herein or to otherwise provide any additional materials. All of the information contained herein is based on or derived from publicly available information with respect to Crown Cast le Inc. (the “Company”), including filings made by the Company with the Securities and Exchange Commission (“SEC”) and other sources, as well as Boots’ analysis of such publicly available information. Boots has relied upon and assumed, without independent verification, the accuracy and completeness of all data and information available from public sources, and no representation or warranty is made that any such data or information is accurate. Boots recognizes that there may be confidential or otherwise non - public information with respect to the Company that could alter the opinions of Boots were such information known. No representation, warranty or undertaking, express or implied, is given as to the reliability, accuracy, fairness or completeness of the information or opinions contained herein, and Boots and each of its directors, managers, partners, officers, employees, representatives, agents and advisors expressly disclaim any liability which may arise from thi s communication and any errors contained herein and/or omissions here from or from any use of the contents of this communication. Except for the historical information contained herein, the information and opinions included in this communication constitut e forward - looking statements, including estimates and projections prepared with respect to, among other things, the Company’s anticipated operating performance, the value of the Company’s securities, debt or any related financial instruments that are based upon or relate to the value of securities of the Company (collectively, “Company Securities”), general economic and market conditions and other future events. You should be aware that all forward - looking statements, estimates and projections are inherently uncertain and subject to significant economic, competitive, and other uncertainties and contingencies and have been included solely for illustrative purposes. Actual results may differ materially from the information contained herein d ue to reasons that may or may not be foreseeable. There can be no assurance that the Company Securities will trade at the prices that may be implied herein, and there can be no assurance that any opinion or assumption herein is, or will be proven, correc t. If one or more of the risks or uncertainties materialize, or if Boot s ' underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by any forward - looking statements. Accordingly, forward - looking statements should not be regarded as a representation by Boots that the future plans, estimates or expectations contemplated herein will ever be achieved. This communication and any opinions expressed herein should in no way be viewed as advice on the merits of any investment decision with respect to the Company, the Company Securities or any transaction. This communication is not (and may not be construed to be) legal, tax, investment, financial or other advice. Each recipient should consult their own legal counsel an d t ax and financial advisers as to legal and other matters concerning the information contained herein. This communication does no t purport to be all - inclusive or to contain all of the information that may be relevant to an evaluation of the Company, the Compa ny Securities or the matters described herein. This communication does not constitute (and may not be construed to be) a solicitation or offer by Boots or any of its directors, managers, partners, officers, employees, representatives, advisors or agents to take any action, including to buy or sell any Company Securities or securities of any other person in any jurisdiction or an offer to sell an interest in funds that may be managed by Boots . This communication does not constitute financial promotion, investment advice or an inducement or encouragement (subject to the terms of any confidentiality agreement between you and Boots) to participate in any product, offering or investment or to enter into any agreement with the recipient. No agreement, commitment, understanding or other legal relationship exists or may be deemed to exist between or among Boots and any other person by virtue of furnishing this communication. No representation or warranty is made that Boots’ investment processes or investment objectives will or are likely to be achieved or successful or that Boots’ investments will make any profit or will not sustain losses. Past performance is not indicative of future results. Boots currently beneficially owns and/or has an economic interest in and may in the future beneficially own and/or have an economic interest in, the Company Securities. Boots intends to review its investments in the Company on a continuing basis and depending upon various factors, including without limitation, the Company’s financial position and strategic direction, the o utc ome of any discussions with the Company, overall market conditions, other investment opportunities available to Boots , and the availability of the Company Securities at prices that would make the purchase or sale of the Company Securities desirable, Boots may from time to time (in the open market or in private transactions, including since the inception of Boots’ position) buy, sell, cover, hedge or otherwise change the form or substance of any of its investments (including the Company Securities) to any degree in any manner permitted by law and expressly disclaims any obligation to notify others of any such changes unless required by law. Boots also reserves the right to take any actions with respect to its investments in the Company as it may deem appropriate. Boots has not sought or obtained consent from any third party to use any statements or information contained herein. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Al l trademarks and trade names used herein are the exclusive property of their respective owners.

©2024 Boots Capital Management, LLC PROJECT BOOTS 3 Important Information CERTAIN INFORMATION CONCERNING THE PARTICIPANTS The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC ("Boots Capital "), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the "Boots Parties"); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the "Boots Nominees," and together with the Boots Parties, the "Participants"). Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders o f Crown Castle Inc., a Delaware corporation ("Crown Castle" or the "Corporation"). IMPORTANT INFORMATION AND WHERE TO FIND IT BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL'S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM . THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION'S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL - FREE: (800) 662 - 5200). Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement. Soliciting Materials Disclaimer The presentation reflected in this document incorporates certain analysis prepared by Ernst & Young LLP and provided to 4M Investments in support of this Management Plan. EY’s work for 4M Investments was limited to: (1) proposing a financial model structure to assess potential impacts from scenarios and assumptions, as directed by 4M Investments; (2) a tax analysis of potential tax implications of Crown Castle’s sale of fiber assets; and (3) a market study covering commercial and operational aspects of Crown Castle’s tower business. EY did not use any internal information from Crown Castle for its analysis. EY analysis, to the extent incorporated or referenced in this presentation, should not be relied upon for investment advice nor doe s it constitute due diligence for any potential transaction.

©2024 Boots Capital Management, LLC ©2024 ©2024 Boots Capital Management, LLC 4 Boots Supplementary Slides – Crown Castle’s Misleading Claims PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 5 A Plan to ‘Control’ Is Meant to Scaremonger - Boots Seeks Collaboration and Has Offered Compromise Misleading Claims 1. Crown Castle Presentation May 2024: Page 20 The Company would have shareholders believe that “Ted Miller is Attempting to Gain Control of Crown Castle” Page 20 of the recent Crown Castle presentation makes at least 8 blatantly misleading claims about the nature of the Boots effort to install highly qualified nominees CCI Board’s Misleading Claim 1 • The Company’s claim is false on its face as Boots specifically stated in its investor presentation that it does not seek an executive chairman role; that it wants to collaborate to support new CEO Steven Moskowitz; and maintains its objection to the Company’s cooperation agreement with Elliott granting special rights • Basic math demonstrates that four directors cannot “control” a board of 12 members • The Company misleads shareholders by not acknowledging that Ted Miller sought to compromise, making a direct settlement offer of only TWO BOARD SEATS to Chairman Rob Bartolo on March 19, and again to Bartolo and Moskowitz on April 29 and specifically stated no requirement of a Chair role in any capacity, with all directors being equal • The CCI Board’s misstatement of the facts shows continued lack of good faith and scaremongering of shareholders Boots Response The CCI Board continues to mislead shareholders with false narratives of control – Boots has nominated 4 nominees to a 12 director Board and wants all CCI directors to be equal

©2024 Boots Capital Management, LLC PROJECT BOOTS 6 The Board Blatantly Cherry Picks an Entirely New TSR Benchmark Misleading Claims 1. Crown Castle Presentation May 2024: Page 6 Page 6 of the Company’s shareholder presentation compares share price performance against iShares U.S. Telecommunications ETF (IYZ) CCI Board’s Misleading Claim 1 • The benchmark chosen is a disingenuous attempt to hide poor performance in Crown Castle shares, but: • The IYZ benchmark has little bearing on Crown Castle’s role as a REIT business that rents space for mobile - tower equipment. The largest component of the IYZ fund is Cisco Systems Inc., and there is not a single tower or other digital infrastructure company in the fund itself • The IYZ benchmark has never been used as a comparable in Crown Castle’s proxy • FTSE NAREIT All Equity REIT presented by Boots is used as a comparable in Crown Castle’s proxy and the Company’s underperformance over the last 3 years is shown below: Data as of 12/31/23; since 1/1/21 The CCI Board continues to hide the ball from shareholders Boots Response (18%) 4% (7%) 27% 18% CCI AMT SBAC SP50 FTSE NAREIT

©2024 Boots Capital Management, LLC PROJECT BOOTS 7 Crown Castle’s “Board Refresh” is a Failure Misleading Claims 1. Crown Castle Presentation May 2024: Page 15 Page 15 of the presentation highlights that “The Board Has Placed an Emphasis on Continual Refreshment, Focusing on Skills to Drive Value” The presentation wrongly suggests that the Company has turned over board members in a way that has produced positive momentum for shareholders CCI Board’s Misleading Claim 1 • Crown Castle’s four - plus years of board changes have not yielded positive effects on capital allocation, management direction, the Company’s share price or its fiber strategy • The Company’s share price performance speaks for itself : Crown Castle underperformed its two direct peers for 10, 7, 5, 3, and 1 - year periods, with the most acute periods of underperformance after the arrival of three new directors in 2020, when CCI’s TSR underperformed its direct peers AMT and SBAC by - 542% and - 153% , respectively • It took THREE shareholder campaigns for the Company to finally begin (1) evaluating a potential sale of its fiber misadventure and (2) implementing ROIC tied management compensation • Poor planning for CEO succession, which means the Company is currently paying THREE separate people for one job: A past CEO, an interim CEO, and a newly named CEO • Value - destructive lack of basic oversight including the absence of a return - on - invested - capital metric for a management team that invested $22bn of shareholder capital in a failed fiber strategy • Boots nominees are the right additions to the Board – not merely for refreshment but because Boots nominees possess the needed qualities and experience the Board currently lacks Boots Response Crown Castle’s TSR since 2020 under its “ Refresh” is - 542% and - 153% relative to peers AMT and SBAC, respectively

©2024 Boots Capital Management, LLC PROJECT BOOTS 8 The CCI Board Oversaw a Sham “Engagement” With Boots Misleading Claims • The highlight of the Board’s engagement was its only in - person meeting in a Peet’s coffee shop for Mr. Bartolo to hear Mr. Miller’s compromise settlement proposal ( the meeting lasted 45 minutes / Miller flew to San Diego at Mr. Bartolo’s request for the settlement meeting ) • The Company took 4 months to respond to Ted Miller’s initial outreach , and only did so the day AFTER it had struck its coercive “Cooperation Agreement” with Elliott • The board continues to avoid reasonable review of Boots’ detailed analysis and data room totaling hundreds of pages • The Board falsely claims without investigation that it is “highly likely that some of the 25 parties were prospective investors in Boots Capital’s SPV fund” • The Board intentionally mischaracterizes Boots’ tax analysis without reasonable or customary investigation • Each and every interaction between the Boots nominees, the CCI Board, and its Nominating Committee were cynical, check - the - box exercises involving minimal questions and no meaningful follow up The CCI Board highlights check - the - box meetings but fails to show meaningful engagement or progress with Boots Page 35 lists a timeline of interactions between Boots and Crown Castle, which the Company asserts is a show of “significant time and attention” engaging with Boots Capital CCI Board’s Misleading Claim 1 1. Crown Castle Presentation May 2024: Page 35 Boots Response

©2024 Boots Capital Management, LLC PROJECT BOOTS 9 The CCI Board Chose to Remove the New CEO – Not Boots ! Misleading Claims • As stated in Crown Castle and Boots’ joint letter to the Delaware court: “The Board has decided that Mr. Steven Moskowitz’s nomination will be withdrawn from the Company’s slate of nominees ” • Boots sought to keep Moskowitz as a director throughout the process leading to the Board’s reversal of its Board size expansion; Boots’ counsel stated in Delaware court “...the balance of equities would be on our side to… let Mr. Moskowitz go forward. Nothing is preventing Mr. Moskowitz from taking on the [B] oard role;” 2 Boots’ counsel also reiterated this position to Paul Weiss, counsel to the Company, before the Board eventually decided to remove Moskowitz, instead of a longer tenured underperforming director • At Boots’ request, Ted Miller and David Wheeler held a meeting with Steven Moskowitz and Rob Bartolo on April 29 to (1) offer support for Mr. Moskowitz as CEO, (2) offer Mr. Moskowitz the opportunity to review the Boots data room materials and (3) reiterate Boots’ compromise proposal for Mr. Moskowitz and Mr. Bartolo Boots actively supports Moskowitz as CEO and Board director – the Board chose to remove Moskowitz as a nominee to protect entrenched directors: Bartolo , Fitzgerald, Christy and Melone Page 27 of the presentation states that Boots sought “to keep our CEO, a critical input in the review, off the Board.” CCI Board’s Misleading Claim 1 Boots Response 1. Crown Castle Presentation May 2024: Page 27 2. Transcript of Oral Argument at 11: 16 - 23 (April 15, 2024)